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FORM OF NOTICE OF GUARANTEED DELIVERY

EXHIBIT 99(a)(1)(F)

NOTICE OF GUARANTEED DELIVERY FOR
TENDER OF SERIES A OR SERIES B COMMON SHARES OF
LIBERTY MEDIA CORPORATION
TO BE USED ONLY IF SHARES
ARE TENDERED BY OR THROUGH
A BANK, BROKER-DEALER OR OTHER ELIGIBLE INSTITUTION

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) if certificates evidencing Series A or Series B common shares (the "shares"), of Liberty Media Corporation, a Delaware corporation (the "company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated April 10, 2002, and the related Letters of Transmittal (which, as amended or supplemented from time to time, together constitute the "offer") cannot be completed on a timely basis or time will not permit all required documents, including properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), to reach the depositary prior to the Expiration Date (as defined in the Offer to Purchase). A Notice of Guaranteed Delivery may be used to accept the offer only if shares are to be tendered by or through an Eligible Institution, as defined below.

        This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the depositary, EquiServe Trust Company. See Section 3 of the Offer to Purchase.

EquiServe Trust Company

By First Class Mail:	By Overnight, Certified or Express Mail Delivery:	By Hand:
EquiServe Trust Company Corporate Actions P.O. Box 43025 Providence, RI 02940-3025	EquiServe Trust Company Corporate Actions 40 Campanelli Drive Braintree, MA 02184	Securities Transfer & Reporting Service, Inc. c/o EquiServe Trust Company 100 William Street/Galleria New York, NY 10038
by facsimile: (781) 575-4826	confirm facsimile by telephone: (781) 575-4816	call toll free: (866) 367-6355

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

        This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the appropriate Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letters of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares of Series A Common Stock:

Number of Shares of Series B Common Stock:

Certificate Nos. (if available):

Series A Common Stock:

Series B Common Stock:

Check box if Shares will be tendered by book-entry transfer:    ☐

Account Number:

Dated:                                                                          , 2002

Names of Record Holder(s) :

Please Print

Address(es):

zip code

Area Code and Tel. No.:

Signature(s) :

DELIVERY GUARANTEE
(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

        THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS' MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) APPLICABLE TO THE SERIES OF COMMON STOCK BEING TENDERED AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) BUSINESS DAYS OF THE DATE HEREOF.

        The Eligible Institution that completes this form must communicate the guarantee to the depositary and must deliver the appropriate Letter(s) of Transmittal and certificates representing shares to the depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and
Telephone No.:

AUTHORIZED SIGNATURE

Signature:

Name:
(Please type or print)

Title:

Date:

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE APPROPRIATE LETTER(S) OF TRANSMITTAL.

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FORM OF NOTICE OF GUARANTEED DELIVERY
  EXHIBIT 99(a)(1)(F)
NOTICE OF GUARANTEED DELIVERY FOR TENDER OF SERIES A OR SERIES B COMMON SHARES OF LIBERTY MEDIA CORPORATION TO BE USED ONLY IF SHARES ARE TENDERED BY OR THROUGH A BANK, BROKER-DEALER OR OTHER ELIGIBLE INSTITUTION
EquiServe Trust Company
DELIVERY GUARANTEE (NOT TO BE USED FOR A SIGNATURE GUARANTEE)